                               2nd AMENDMENT TO
                         INVESTMENT ADVISORY AGREEMENT

      WHEREAS,   Oppenheimer  Quest  Capital  Value  Fund,  Inc.  (hereinafter referred  to  as  the  "Company"),  and  OppenheimerFunds,  Inc.  (hereinafter referred to as "OFI"),  are party to an Investment  Advisory  Agreement  dated
February 28, 1997 (the Agreement");

      WHEREAS,  on December 8, 2003 the Company's Board of Directors  approved a modified annual  management fee rate for the Company to become  effective on
January 1, 2004; and

      WHEREAS,  the Company and OFI desire to amend the  Agreement  to reflect the foregoing management fee change;

      NOW THEREFORE, the Company and OFI agree as follows:

      1.  Schedule A of the  Agreement  is replaced in its  entirety  with the
Schedule A attached hereto.

      2. Except for the  foregoing,  no other  provision  of the  Agreement is modified or amended and the  Agreement,  as amended  hereby,  shall  remain in full force and effect.

Date: December 8, 2003

                              Oppenheimer Quest Capital Value Fund, Inc.

                                    /s/ Robert G. Zack
                              By: _______________________________________
                                    Robert G. Zack, Secretary

                              OppenheimerFunds, Inc.

                                    /s/ Robert G. Zack
                              By: _______________________________________
                                    Robert G. Zack, Senior Vice President

                                  Schedule A
                                      To
                        Investment Advisory Agreement
                                   Between
                  Oppenheimer Quest Capital Value Fund, Inc.
                                     And
                            OppenheimerFunds, Inc.

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          Name of Fund               Annual Fee as a Percentage of
                                        Average Daily Net Assets
================================= =====================================
--------------------------------- -------------------------------------

Oppenheimer Quest Capital Value   0.90% of first $400 million of
Fund, Inc.                        average annual net assets;
                                  0.85% of next $400 million of net
                                  assets;
                                  0.80% of next $400 million of net
                                  assets;
                                  0.70% of next $400 million of net
                                  assets;
                                  0.65% of next $400 million of net
                                  assets; and
                                  0.60% of average annual net assets
                                  in excess of $2  billion

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